Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the DWS Variable Series II (collectively the “Funds”) Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Funds’ Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 77 to the Registration Statement (Form N-1A, No. 33-11802) of our report dated February 14, 2011, on the financial statements and financial highlights of the DWS Alternative Asset Allocation Plus VIP, DWS Balanced VIP, DWS Blue Chip VIP, DWS Core Fixed Income VIP, DWS Diversified International Equity VIP, DWS Dreman Small Mid Cap Value VIP, DWS Global Thematic VIP, DWS Government & Agency Securities VIP, DWS High Income VIP, DWS Large Cap Value VIP, DWS Mid Cap Growth VIP, DWS Money Market VIP, DWS Small Mid Cap Growth VIP, DWS Strategic Income VIP, DWS Strategic Value VIP, DWS Technology VIP, and DWS Turner Mid Cap Growth VIP, included in the Funds’ Annual Reports dated  December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2011